Exhibit 10.18

KEVIN MCCARTY

COMMISSIONER

IN THE MATTER OF:	CASE NO.: 141771-13-CO

HERITAGE PROPERTY & CASUALTY

INSURANCE COMPANY

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CONSENT ORDER

THIS CAUSE came on for consideration as a result of HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY’S (hereinafter “HERITAGE”) proposal to remove selected personal residential policies from CITIZENS PROPERTY INSURANCE CORPORATION (hereinafter “CITIZENS”), which was submitted to the OFFICE OF INSURANCE REGULATION (hereinafter “OFFICE”) for its review on August 29, 2013. After a complete review of the entire record and upon consideration thereof, and otherwise being fully advised in the premises, the OFFICE hereby finds as follows:

1. The OFFICE has jurisdiction over the subject matter and of the parties herein.

2. CITIZENS has been established in accordance with the provisions of Section 627.351(6), Florida Statutes, as amended, to provide insurance for residential and commercial property qualified risks under circumstances specified in the Statute.

3. The Legislature of the State of Florida has enacted Section 627.351(6)(q)3.a., Florida Statutes, to encourage and provide a means for the depopulation of CITIZENS. CITIZENS submitted and the OFFICE adopted by Order No. 125161-12 a plan of depopulation, the terms and conditions upon which this proposed Consent Order is predicated. HERITAGE shall abide by the terms and conditions of the CITIZENS depopulation plan as a condition of issuance of this Consent Order.

4. HERITAGE is a Florida domiciled property and casualty insurance company authorized to transact insurance in the State of Florida.

5. On or about August 29, 2013, HERITAGE submitted a proposal to remove selected personal residential policies from CITIZENS. The plan provides for an assumption of up to fifty thousand (50,000) multiple peril policies from CITIZENS’ personal lines account and coastal account. HERITAGE plans to assume the CITIZENS’ policies over a period of time, subject to the approval by the OFFICE.

6. HERITAGE understands that the selected policies to be removed from CITIZENS on or about December 10, 2013, or at a later date approved by the OFFICE and CITIZENS, will not be subject to any incentive or bonus plan pursuant to Section 627.3511, Florida Statutes, unless and until the OFFICE approves such a plan for use by CITIZENS provided such plan would be retroactive to policies subject to this Consent Order. If the OFFICE approves a bonus plan for use by other take-out companies or for other transactions during the 2013 policy year, the bonus may be paid to HERITAGE in accordance with that plan and agreements between HERITAGE and CITIZENS.

7. HERITAGE shall enter into appropriate agreements with CITIZENS to provide the following:

a. HERITAGE, at its own expense, shall give at least thirty (30) days advance notice to affected policyholders, which notice will inform policyholders of the need to contact HERITAGE before the removal date if the policyholder desires to stay with CITIZENS;

b. HERITAGE shall accumulate any objections, and shall facilitate the return of any policyholder who desires to stay in CITIZENS if that policyholder expresses the desire to stay in CITIZENS within the thirty (30) day notice period prior to the removal of the policy, or within thirty (30) days after the date of the policy removal. Policyholders shall not be required to make additional payments, nor take any action other than to express the desire to remain with CITIZENS in writing or by electronic mail on or before thirty (30) days following the date of their policy removal;

c. All communications with agents and policyholders regarding any policies to be removed from CITIZENS must be done in accordance with instructions by CITIZENS and the OFFICE. HERITAGE shall obtain prior approval from the OFFICE of any letters sent to policyholders regarding any policies to be removed from CITIZENS. HERITAGE agrees that once opt out notices have been mailed to consumers; HERITAGE cannot terminate the offer of coverage for any reason other than a consumer opt out. HERITAGE agrees that subsequent non-renewals of policies assumed via this assumption will be in accordance with the Florida Insurance Code; and

d. HERITAGE shall at all times submit to CITIZENS any information required by the published revised 2013 Assumption Calendar. This information shall at all times be submitted timely, in accordance with the deadlines published by CITIZENS.

8. HERITAGE acknowledges neither approval by CITIZENS, nor entry into this Consent Order by the OFFICE, constitutes a guarantee the above referenced policies will ultimately be available to HERITAGE for removal from CITIZENS, as the availability of policies for removal may vary over time.

9. HERITAGE shall limit its actual removal of policies from CITIZENS to the number and type of policies authorized by the OFFICE. The OFFICE will base its review on HERITAGE’S reinsurance program, catastrophe modeling, and financial statement projections, as well as the impact on policyholders. Such reinsurance program, catastrophe modeling, and financial statement profiles shall be based upon HERITAGE’S current in-force book of residential property policies, HERITAGE’S projected voluntary market writings, and actual number of policies available in CITIZENS prior to the anticipated assumption date identified by HERITAGE as satisfying its filed and approved underwriting guidelines.

10. HERITAGE has submitted the proposed reinsurance documentation and financial projections for assumption of up to fifty thousand (50,000) multiple peril policies from CITIZENS’ personal and coastal lines accounts, expected to be assumed on December 10, 2013 or on subsequent dates approved by the OFFICE and CITIZENS. Each additional assumption of CITIZENS policies by HERITAGE shall be subject to advance written approval by the OFFICE.

11. HERITAGE’S acquisition of adequate reinsurance and maintenance of executed reinsurance agreements is material to the OFFICE’S review and analysis of HERITAGE’S proposal to remove selected policies from CITIZENS and to the OFFICE’S approval of the proposal.

12. HERITAGE expressly waives its rights to any hearing in this matter, the making of findings of fact and conclusions of law by the OFFICE, and all other and further proceedings herein to which it may be entitled by law or by rules of the OFFICE. HERITAGE agrees not to appeal or otherwise contest this Consent Order in any forum now or in the future available to it, including their right to any administrative proceeding, circuit or federal court action, or any appeal.

13. HERITAGE represents all explanations and documents made or submitted to the OFFICE as part of its proposal to remove selected policies from CITIZENS, including all attachments and supplements thereto, fully describe all transactions, agreements, and understandings relating to the removal of policies from CITIZENS by HERITAGE. However, all draft documents and non-executed agreements relating to HERITAGE’S plan shall not be deemed approved by this Consent Order until such time as executed agreements or final documents are submitted and approved by the OFFICE.

14. The parties agree this Consent Order will be deemed executed when the OFFICE has signed a copy of this Consent Order bearing signature of HERITAGE, or its authorized representative, notwithstanding the fact the copy was transmitted to the OFFICE electronically. HERITAGE agrees the signature of its representative as affixed to this Consent Order shall be under seal of a Notary Public.

15. Each party to this action shall bear its own costs and attorney fees.

IT IS THEREFORE ORDERED that:

(A) Upon consideration of the proposal to remove selected policies from CITIZENS, including its attachments, the OFFICE approves the proposal to remove selected policies from CITIZENS, subject to adherence to the terms and conditions of this Consent Order by HERITAGE.

(B) The OFFICE approves the assumption of up to fifty thousand (50,000) multiple peril policies, consisting of forty-five thousand, two hundred and twenty-five (45,225) policies from the personal lines account and four thousand, seven hundred and seventy-five (4,775) policies from the coastal account, for the initial assumption starting on or about December 10, 2013, in accordance with the proposal to remove selected policies from CITIZENS, any agreement(s) between HERITAGE and CITIZENS, and this Consent Order.

(C) Regarding all reinsurance matters relating to policies removed from CITIZENS, for a period of three (3) years immediately following the date of entry of this Consent Order, HERITAGE shall:

(i) Maintain substantially the same reinsurance coverage as evidenced to the OFFICE in the proposal to remove selected policies from CITIZENS;

(ii) Submit to the OFFICE any and all replacement or additional reinsurance agreement(s), or amendment(s) to reinsurance agreement(s) that materially change the reinsurance coverage in (C)(i). The agreement(s), amendment(s) or plans shall be submitted to the OFFICE for review, and approval, sixty (60) days prior to the date of effectuation of any such agreement(s) or amendment(s);

(iii) Notify the OFFICE of any termination of any of its reinsurance agreements. The notification shall be made to the OFFICE in writing sixty (60) days prior to the effective date of any such termination;

(iv) Submit in writing to the OFFICE the proposed utilization of any substitute or additional reinsurers for the OFFICE’S review and approval sixty (60) days prior to the companies being utilized within HERITAGE’S reinsurance program. HERITAGE shall further immediately submit to the OFFICE all information as requested which the OFFICE deems necessary for the OFFICE to complete its review; and

(v) Cede reinsurance, or otherwise contract for reinsurance, only with reinsurers who are authorized and/or approved by the OFFICE, or such other reinsurers as may be approved in advance and in writing by the OFFICE. HERITAGE shall comply with the requirements of Section 624.610, Florida Statutes, with regard to all of its reinsurance arrangements.

(D) For the three (3) years immediately following the date of entry of this Consent Order, HERITAGE shall file with the OFFICE, on an annual basis no later than June 1 of each year, a catastrophe loss model with probable maximum loss estimate amounts from a one hundred-year storm based upon the exposure information gathered from all of its policies in force as of April 15 of each year which would be affected by a catastrophe. HERITAGE shall include in this filing an exposure management plan, which will identify the company’s ability to provide satisfactory financial capacity to cover the company’s exposure to catastrophic hurricane loss. The plan shall identify the reinsurance coverage and surplus levels being utilized to maintain a satisfactory financial capacity with regard to catastrophe exposure. HERITAGE shall also include within the plan specific actions intended to limit catastrophic exposures to the company’s financial capacity. Based upon the OFFICE’S review of the models and plans, HERITAGE may be required at the OFFICE’S sole discretion to take corrective action to cure any overexposure identified by the OFFICE. Such action may also include obtaining additional amounts of reinsurance coverage as directed by the OFFICE or suspend writing of any additional business, including the CITIZENS policies.

(E) Any and all policies removed from CITIZENS by HERITAGE shall provide coverage substantially equivalent to that afforded by CITIZENS. Any and all policies removed from CITIZENS by HERITAGE, pursuant to its proposal to remove selected policies from CITIZENS, must be renewable by the policyholder at approved rates and upon the same terms at the first such renewal onto HERITAGE’S policy form, unless such policies are canceled by HERITAGE for a lawful reason.

(F) At the time HERITAGE removes any policy of insurance from CITIZENS, HERITAGE shall either obtain a new policy application from each affected policyholder or maintain in its files a copy of the policyholder’s application on file with CITIZENS. If HERITAGE chooses the latter option, HERITAGE shall nevertheless be required to obtain a new policy application from each affected policyholder no later than twenty-four (24) months from the effective date of any policy of insurance removed from CITIZENS. HERITAGE may not initiate any retrospective increase in rates or the premium or any retrospective decrease in coverage provided under the assumed CITIZENS policy (if applicable) as a result of the information obtained from or through the new policy applications.

(G) For a period of three (3) years immediately following the date of entry of this Consent Order, HERITAGE shall abide by the proposal to remove selected policies from CITIZENS in all material respects. Further, HERITAGE shall abide by all terms and provisions of any agreement(s) entered into with CITIZENS.

(H) Regarding required documentation to be maintained by HERITAGE relating to policies removed from CITIZENS:

(i) HERITAGE is required to track all agents, as well as the related policy information, who have declined to participate in the takeout process. This information shall be submitted to Citizens by the deadline published in the Citizens Assumption Calendar. Citizens will then mail out notices informing the policyholders of the agent’s declination. This will allow the affected policyholders the opportunity to address the declination with their agent and possibly receive their agent’s approval in time to be included in the current takeout. At no time shall HERITAGE contact a potential policyholder without the agent’s appointment;

(ii) HERITAGE is required to track all agents, as well as the related policy information, who after discussing with the policyholder, decide to participate in the takeout process and submit this information to Citizens by the deadline published in the revised 2013 Assumption Calendar;

(iii) HERITAGE is required to keep a record of all agents who decline participation along with an explanation for the declination; and

(iv) When contacting an agent regarding a potential takeout policy, HERITAGE is required to provide each agent with the policy form to be used, appointment contract and a copy of HERITAGE’S most currently available financial statement.

(I) HERITAGE is required to comply with the following requirements when soliciting an agent’s permission to participate in the assumption process:

(i) HERITAGE must utilize email and at least one other method for contact (i.e. call, fax or regular mail);

(ii) HERITAGE must send out a direct solicitation to the agent of record and copy the agency principal;

(iii) HERITAGE must provide all agents a minimum of 14 days to review the solicitation. This will allow agents adequate time to research the company and make an informed decision;

(iv) HERITAGE must provide a copy of the appointment contract. HERITAGE may opt to provide the agent a link to its website containing the required information;

(v) HERITAGE must provide a copy of the policy form. HERITAGE may opt to provide the agent a link to its website containing the required information;

(vi) HERITAGE must provide a chart identifying any differences in coverage from Citizens, which will help both the agent and the policyholder in making an informed decision;

(vii) HERITAGE must provide a list of policies specific to the agent that it would like to assume;

(viii) HERITAGE must provide a contact number of qualified staff to answer agent’s questions; and

(ix) HERITAGE must provide an overview of its strategy for handling claims (cat and non-cat).

(J) Should the OFFICE determine HERITAGE has failed to materially comply with terms of this Consent Order, the proposal to remove selected policies from CITIZENS, including its attachments, and amendments thereto as submitted to the OFFICE, or terms of any agreement(s) with CITIZENS, HERITAGE shall, upon receipt of notice of such material non-compliance, have sixty (60) days to cure its material non-compliance. In the event HERITAGE fails to cure any such material non-compliance within the sixty (60) day period, HERITAGE expressly agrees the OFFICE may enter an order directing it to immediately cease writing personal lines residential property coverage or other lines of insurance within the State of Florida, or imposing such other sanctions authorized by statute, rule or restrictions, as may be deemed appropriate by the OFFICE.

WHEREFORE, the proposal to remove up to fifty thousand (50,000) multiple peril policies, consisting of forty-five thousand, two hundred and twenty-five (45,225) policies from the personal lines account and four thousand, seven hundred and seventy-five (4,775) policies from the coastal account, for the initial assumption starting on or about December 10, 2013, subject to the terms and conditions of this Consent Order, are hereby APPROVED.

FURTHER, all terms and conditions contained herein are hereby ORDERED.

DONE and ORDERED this 27 day of September, 2013.

/s/ Kevin M. McCarty
Kevin M. McCarty, Commissioner Office of Insurance Regulation

By execution hereof, HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY consents to entry of this Consent Order, agrees without reservation to all of the above terms and conditions and shall be bound by all provisions therein. The undersigned represents that he has the authority to bind HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY to the terms and conditions of this Consent Order.

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

Richard Widdicombe, President

Corporate Seal

STATE OF FLORIDA

COUNTY OF PINELLAS

The foregoing instrument was acknowledged before me this 27 day of September 2013,

by	Richard Widdicombe	as	President
	(name of person)		(type of authority..... e.g. officer, trustee attorney in fact)
for	Heritage Property & Casualty Insurance Company.
(company name)

(Signature of the Notary)

Heather Wagoner
(Print, Type or Stamp Commissioned Name of Notary)

Personally Known ✓ OR Produced Identification

Type of Identification Produced

COPIES FURNISHED TO:

Bobbi Scott, Depopulation Manager

Citizens Property Insurance Corporation

Corporate Offices

2312 Killearn Center Boulevard

Tallahassee, FL 32309

Bobbi.Scott@citizensfla.com

Richard Widdicombe, President

Heritage Property & Casualty Insurance Company

700 Central Ave Ste 330

St. Petersburg, FL 33701

Rwiddicombe@heritagepci.com

Carolyn Morgan, Director

Office of Insurance Regulation

P&C Financial Oversight

200 East Gaines Street

Tallahassee, FL 32399-0329

David Altmaier, Chief Analyst

Office of Insurance Regulation

P&C Financial Oversight

200 East Gaines Street

Tallahassee, FL 32399-0329

Amanda Rudock, Reinsurance/Financial Specialist

Office of Insurance Regulation

P&C Financial Oversight

200 East Gaines Street

Tallahassee, FL 32399-0329

Amanda.Rudock@floir.com

Virginia A. Christy, Assistant General Counsel

Office of Insurance Regulation

Legal Services Office

200 East Gaines Street

Tallahassee, FL 32399-0333

Virginia.Christy@floir.com